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Exhibit 99.1

        April 27, 2005

BY HAND

Mr. Daniel J. O'Neill
Vice Chairman, Synergies and Integration
Molson Coors Brewing Company
1555 Notre Dame Street East
Montreal, Quebec
Canada H2L 2R5

Dear Dan:

        This letter confirms the arrangements relating to your transition from Molson Coors Brewing Company (together with its direct and indirect subsidiaries, the "Company"). This letter agreement has been approved by the Board of Directors ("Board").

        1.    Status and Responsibilities.

  (a)
  As we discussed, you will present the synergies and integration plan to the Company's Board at its May 11-12, 2005 meeting in Montreal. You hereby resign from your positions as a director, as Vice Chairman, Synergies and Integration, and from all other positions and employment with the Company and its related entities, as a representative of the Company, effective upon Board approval of the plan referred to in paragraph 2(c) hereof, and conclusion of the Board meeting,.

  (b)
  On May 31, 2005, your employment will end (the "Separation Date") and you will be entitled to:

  (i)
  salary continuation payments in the monthly amount of CDN$83,333.33 for a period of 36 months (such 36-month period, the "Salary Continuation Period"), regardless of subsequent employment;

  (ii)
  continuation of your insured benefit arrangements (excluding short-term and long-term disability) and perquisites as described in the schedule the Company has provided to you, through the earlier of (A) expiration of the Salary Continuation Period, or (B) end of the month in which you find new employment or commence self-employment; and

  (iii)
  a benefit under the Molson Companies Salaried Pension Plan and related Supplementary Retirement Income Agreement (collectively, the "Pension") calculated and payable at the end of the Salary Continuation Period as if your employment had continued through such date, a preliminary calculation of which has been provided to you.

        2.    Compensation and Benefits.

  (a)
  2005 Salary and Bonus. Until your Separation Date, your current base salary will continue to be paid in accordance with normal payroll procedures. You will not be entitled to receive a bonus with respect to 2005.

  (b)
  Benefits. You and your covered dependents will continue to be covered under the Company's personal benefit coverages (including, without limitation, medical, dental, life insurance and long-term disability benefits) applicable to active employees through your Separation Date, subject to your continued payment of all applicable employee contributions. Certain insured benefits and perquisites will continue after your Separation Date, as provided by 1(b)(ii) above.

  (c)
  Special Bonus. In your capacity as Vice Chairman—Synergies and Integration, you have been responsible for establishing a plan to deliver the synergy savings that are critical to the shareholder value creation underlying the merger. That plan, to be delivered at the May 2005 Board meeting, is to have three components: (i) to put in place a committed synergies team with clear roles, accountabilities, and processes; (ii) to establish specific, detailed plan over three years to achieve $175 million in annual cost savings, with individual plans representing 100% of the total target; and (iii) to set in place processes to monitor each plan. Provided that the plan you present to the Board meets or exceeds these criteria, you will be entitled to a CDN $2,800,000 bonus ("Special Bonus"), 50% of which will be paid on or before May 31, 2005, and the remainder shall be paid on May 12, 2006. The Special Bonus is not an "annual bonus" and, as a result, shall not be taken into account as creditable earnings in the determination of your Pension.

  (d)
  Equity Awards. The Company has provided you with a schedule of your outstanding equity awards, and you and the Company have confirmed the accuracy of that schedule. Provided you have satisfied the condition in Section 2(c) above relating to the delivery of a synergies plan at the May 2005 Board meeting, your 2002 and 2004 performance-hurdle options will fully vest upon your Separation Date, as will your DSUs. The options, together with your other vested options shall remain exercisable until May 31, 2006. Any options which have not vested as of your Separation Date, either under their terms or this letter agreement, shall be cancelled.

        You will not be entitled to any salary, bonus or other payments or benefits after the Separation Date, except as provided in Section 1(b) and this Section 2 or as otherwise set out in this letter agreement. All amounts described in Sections 1 and 2 are in Canadian currency and are less deductions required by law or authorized by you. Any compensation and benefits provided to you under Sections 1 and 2 that are in addition to the compensation and benefits you otherwise would be entitled to in the absence of this letter agreement (the "Transition Compensation") are in consideration of your promises and obligations you have under this letter agreement and are subject to your satisfying all of your obligations under this letter agreement.

        3.    Non-Disclosure.    In the course of your employment with the Company, you acknowledge that you have received "Confidential Information." "Confidential Information" consists of information relating to the Company's business that derives economic value, actual or potential, from not being generally known to others, including, but not limited to, technical or nontechnical data, a formula (including cost and/or pricing formula), pattern (including pricing and discount history), compilation, program, device, method (including cost and/or pricing methods, marketing programs and operating methods), technique, drawing, process, financial data, or a list of actual or potential customers or suppliers. You agree that you will hold and maintain all Confidential Information in confidence, and you will not use or disclose in any manner whatsoever (other than within the scope of your employment with or your services rendered to the Company) any of such information to any third party except (i) with the prior written consent of the Company, or (ii) as required at law or under compulsion of judicial or administrative subpoena, after notice by you to the Company of such required disclosure. This provision shall be in force for an indefinite period.

        4.    Non-Competition, Non-Solicitation and Non-Disparagement.

  (a)
  You agree that you will not, without the prior written consent of the Company, while employed by the Company or at any time on or before twelve (12) months following your Separation Date, either individually or in partnership or jointly or in conjunction with any person as principal, agent, employee, shareholder (other than holding of shares listed on a Canadian or United States stock exchange that does not exceed 5% of the outstanding shares so listed) or in any other manner whatsoever and either on your own behalf or on behalf of any person competing or endeavoring to compete with the Company, directly or indirectly solicit for employment, or seek to retain the services of, any person who is an employee of the Company, including, but not limited to, Coors Brewing Company and Molson Breweries, as of the Separation Date or who was an employee of the Company, including Coors Brewing Company and Molson Breweries, during the three month period prior to your Separation Date.

  (b)
  You will not, without the prior written consent of the Company, while employed by the Company or at any time on or before twelve (12) months following your Separation Date, either individually or in partnership or jointly or in conjunction with any person as principal, agent, employee, shareholder (other than a holding of shares listed on a Canadian or United States stock exchange that does not exceed five percent of the outstanding shares so listed) or in any other manner whatsoever, carry on or be engaged in or advise, lend money to, guarantee the debts or obligations of or permit your name or any part thereof to be used or employed by any person engaged in, directly or indirectly, or concerned with or interested in the manufacturing, marketing, sale or distribution of beer in North America, Great Britain or Brazil including (without limitation) Labatt, Anheuser-Busch, and SAB Miller, except that this restriction shall apply only to the extent that the work which you are performing relates to or impacts brewing activities in North America, Great Britain or Brazil.

  (c)
  You agree to refrain from making any statements that describe the Company, its Board of Directors, officers or employees in a disparaging or derogatory manner or otherwise engaging in any act that is intended, or may reasonably be expected, to harm the reputation, business or prospects of the Company, its officers, employees or Board of Directors. The Company, its Board of Directors, and officers shall likewise refrain from making any statements that describe you in a disparaging or derogatory manner.

  (d)
  The provisions of this Section 4 shall not apply to prevent you and your immediate family from collectively being holders of up to five percent (5%) in the aggregate of any class of securities of any corporation engaged in the prohibited activities described above, provided that such securities are listed on a national securities exchange or registered under securities laws of Canada or the United States. You agree that the covenants you have made in this Section are reasonable and valid with respect to their duration and description and you hereby waive all defenses to strict enforcement thereof by the Company.

        5.    Remedies for Breach of Section 3 or 4.    You acknowledge that a breach or threatened breach by you of the terms of Sections 3 or 4 of this letter agreement would result in material and irreparable injury to the Company, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, the Company shall be entitled to injunctive relief in the event of any such breach or threatened breach. The undertakings and obligations contained in Sections 3, 4 and 5 shall continue as written even if other provisions of this letter agreement terminate sooner.

        6.    Release.    You hereby release and discharge the Company, and all of its respective past, present and future directors, officers, employees, agents, plans, trusts, administrators, stockholders and trustees from any and all claims, losses or expenses you may have or have had or may later claim to have had against them, whether known or unknown, arising out of anything that has occurred up through the date you sign this letter agreement, any claims, losses or expenses arising out of your employment with the Company or the termination of your employment. You understand and agree that, except for the claims expressly excluded from this release, you will not be entitled hereafter to pursue any claims arising out of any alleged violation of your rights while employed by the Company, including, but not limited to, claims for reinstatement, back pay, losses or other damages to you or your property resulting from any alleged violations of state, provincial or federal law, such as (but not limited to) claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., as amended (prohibiting discrimination on account of race, sex, national origin or religion); the Americans With Disabilities Act of 1990, 42 U.S.C. §12101 et seq. (prohibiting discrimination on account of disability); the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq. (prohibiting discrimination on account of age); the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq. (protecting employee benefits); as these laws may be amended from time to time; and any corresponding legislation of the province of Quebec including, without limitation, the Civil Code of Quebec, An Act

Respecting Labor Standards, R.S.Q., c.N-1.1, the Charter of Human Rights and Freedoms, R.S.Q., c. C-12; and any other federal, state, provincial or local law, rule, regulation, administrative guidance or common law doctrine claim relating to your employment. This release does not affect your rights, if any, to defense and indemnity under the Company's restated certificate of incorporation, by-laws or other governing corporate documents, common and/or statutory law, and/or directors and officers and comparable policies of insurance maintained by the Company.

        By signing this letter agreement and accepting the Transition Compensation provided, you agree that, except for any claims expressly excluded from this release, you will not hereafter pursue any individual claims (whether brought by you, an administrative agency, or any other person on your behalf or which includes you in any class) against the Company and any of its past, present and future respective directors, officers, employees, plans, trusts, agents, administrators, stockholders and trustees, by means of a lawsuit, complaint, charge or otherwise, in any state, provincial or federal court or before any state, provincial or federal agency, or administrative tribunal or board including, by way of example and not limitation, the Equal Employment Opportunity Commission, the Department of Labor, The "Commission des normes du travail" (Labour Standards Commission) or any state, or provincial Human Rights Agencies, or Commissions, for or on account of anything, whether known or unknown, foreseen or unforeseen, which has occurred up to the effective date of this letter agreement. This release does not include any claims for breach of this letter agreement or any claims that may arise after the date you execute this letter agreement.

        You agree that you will re-execute the release set forth in this Section 6(a) of this letter agreement as of the Separation Date as a condition to receiving the Transition Compensation. You agree that the Company will terminate your continued eligibility for receipt of any unpaid Transition Compensation under this agreement if you materially breach the terms of Section 3, 4 or 6 of this letter agreement and may seek recovery of any amounts paid. You also specifically agree that if you file or assert any claim related to your employment against the Company and/or any of its respective past, present and future officers, directors, employees, agents, plans, trusts, administrators, stockholders and trustees for any reason other than claims for workers' compensation benefits, for retirement benefits, for health care, life, disability or other similar benefits, for equity or stock option entitlements contemplated by Section 2(d) of this Agreement, for defense and indemnity rights referred to in this Section 6, or for violation of this letter agreement, you will repay all Transition Compensation you have received. In addition, you agree to indemnify and hold the Company and its respective past, present and future officers, directors, employees, plans, trusts, administrators and trustees harmless from any claim, loss or expense (including attorneys' fees) incurred by them arising out of your breach of any portion of this letter agreement.

        7.    Review and Revocation.    This letter agreement affects important rights and obligations, and we advise you to consult with an attorney before you sign. In order to give you time to review and consider these arrangements, we will hold this offer open for twenty-one (21) calendar days. For a period of up to and including seven (7) calendar days after the date you sign this letter agreement, you may revoke it entirely. If you decide to revoke this letter agreement, you must deliver to the undersigned a signed notice of revocation on or before the end of this seven-day period. Upon delivery to the undersigned of a timely notice of revocation, this letter agreement shall be canceled and rescinded in all respects, and all benefits granted under the terms of this agreement shall be voided in their entirety, retroactively effective as of the date you originally signed this letter agreement.

        8.    Representation.    By signing below, you acknowledge that you understand and voluntarily accept the arrangements described herein. You acknowledge and agree that you have had the opportunity to review this letter agreement with an attorney, that you fully understand this letter agreement, and that you signed it knowingly and voluntarily. You also acknowledge that you have not received any promise or inducement to sign this letter agreement except as expressly set forth herein. Finally, you represent that during the period up through the Separation Date, you are committed to carrying out your responsibilities in a diligent and professional manner.

        9.    Miscellaneous.

  (a)
  In the event of your death prior to the end of the Salary Continuation Period, your designated beneficiaries and/or estate, as appropriate, will be entitled to receive all compensation and benefits outlined herein in accordance with the terms and conditions of the applicable plan or program and this letter agreement.

  (b)
  Anything to the contrary herein notwithstanding, the Company shall, and is hereby authorized to, withhold or deduct from any amounts payable by the Company to you, your beneficiary or your legal representative under this letter agreement, any federal, state or municipal taxes, social security contributions or other amounts required to be withheld by law, and to remit such amounts to the proper authorities. The Company is also hereby authorized to withhold or deduct appropriate amounts with respect to any benefit plans or programs or other elections made by you.

  (c)
  This letter agreement contains all of the undertakings and agreements between the Company and you pertaining to your separation from the Company and supersedes all previous undertakings and agreements, whether oral or in writing, between the Company and you on the same subject, including, but not limited to, the February 19, 1999 letter agreement between you and The Molson Companies, Ltd. and the November 10, 2004 letter to you from Adolph Coors Company. No provision of this letter agreement may be changed or waived unless such change or waiver is agreed to in writing, signed by you and a duly authorized employee of the Company. Except as otherwise specifically provided in this letter agreement, no waiver by either the Company or you of any breach by the other of any condition or provision shall be deemed a waiver of a similar or dissimilar provision or condition at the same time or any prior to subsequent time.

  (d)
  No rights or obligations under this letter agreement can be assigned or transferred by you, except as expressly provided in Section 9(a) hereof. This letter agreement shall be binding upon and shall be for the benefit of the Company, its successors and assigns and you and, in the event of your death, your estate or legal representative.

  (e)
  In the event that pursuant to a final determination by a court of competent jurisdiction any portion of this letter agreement shall be found to be invalid or unenforceable for any reason, the remaining portions of this letter agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

  (f)
  This letter agreement, which may be executed in counterparts, each of which shall be considered one and the same original, shall be deemed a contract made under, and for all purposes to be governed by and construed in accordance with, the laws of the State of Colorado, without reference to principles of conflicts of laws.

  (g)
  The captions are utilized for convenience only, and do not operate to explain or limit the provisions of this letter agreement.

        Dan, we would appreciate you indicating your understanding and acceptance of this letter agreement by signing below.

Very truly yours,
Molson Coors Brewing Company

By:	/s/ W. LEO KIELY, III W. Leo Kiely, III Chief Executive Officer

I agree to and accept the terms and provisions of this letter agreement.

/s/ DANIEL J. O'NEILL Daniel J. O'Neill
Dated: April 27, 2005

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  Exhibit 99.1